 Exhibit 10.27

[2008]D.Zi. No. 111101026-1

China Merchants Bank

Mortgage Agreement

China Merchants Bank Nanjing Branch

Mortgage Agreement
No.:

Mortgagee: China Merchants Bank_________	(hereinafter referred to as Party A)
Main principal:

Mortgagor (corporation or other organization):	(hereinafter referred to as Party B)
Legal representative/main principal:

Mortgagor (natural person): Kang Yihua	(hereinafter referred to as Party B)
ID Card No.: 320103196310252016

Whereas:
1. Party B applies to Party A for loan/commercial draft acceptance/bill discounted, amounting to RMB       ; and Party A agrees to provide Party B with the said loan/commercial draft acceptance/bill discounted; and therefore both parties conclude  of No.            (hereinafter referred to as the Master Agreement); or

2. Goldenway Nanjing Garments Company Limited (hereinafter referred to as the “Debtor”) applies to Party A for loan/commercial draft acceptance/bill discounted, amounting to RMB3,260,000.00; and Party A agrees to provide Party B with the said loan/commercial draft acceptance/bill discounted; and therefore both parties conclude   the Loan Contract of [2008]D.K.No.111101026 (hereinafter referred to as the Master Agreement).

To guarantee that the principal and interests of the debts and other relevant expenses under the Master Agreement could be paid off on schedule, Party B agrees to use the property that it owns or has the right to dispose of as the collateral. After examination, Party A agrees to accept the said property as the collateral. In accordance with relevant laws and through amicable negotiation, both parties hereby conclude as follows:

Article 1         Collateral

1.1	Name: Building 29, 69#, Muxuyuan Avenue, Baixia District
1.2	Area: 271.89m2
1.3	Evaluation price and mortgage ratio: RMB6,797,200 58.27%
1.4	Mortgage term: One year
1.5	Location: Building 29, 69#, Muxuyuan Avenue, Baixia District
1.6	Certificate of ownership:

Article 2         Manner of Mortgage

2.1 Where Party B fails to repay the debts under the Master Agreement to Party A at the date of maturity of the debts, Party B shall bear the guaranty liabilities with the collateral within the scope of mortgage guarantee stated in Article 3 herein. Where Party A claims the debts under the Master Agreement against Party B (or the Debtor) according to the Master Agreement prior to the date of maturity of the debts, Party B shall also bear the guarantee liabilities with the collateral.
2.2 Party A and Party B (or the Debtor) may reach an agreement to extend or alter the term, interest rate, amount, etc. of the debts under the Master Agreement. Party B acknowledges that where Party A adjusts the interest rate of the debts according to the Master Agreement within the term of the debts, Party A need neither obtain the consent of Party B nor notify Party without prejudice to Party B’s mortgage guarantee liabilities under this Agreement.

Article 3   Scope of Mortgage
The scope of mortgage guarantee under this Agreement includes but is not limited to the principal of the debts under the Master Agreement, corresponding interest, penalty interest, compound interest and liquidated damages, and the expenses for realizing the right to mortgage, i.e.:
3.1 The principal provided by Party A to Party B (or the Debtor) according to the Master Agreement, corresponding interest, penalty interest, compound interest and liquidated damages, and relevant expenses; or
3.2 The principal of the payment for commercial draft acceptance under the Master Agreement, corresponding interest, penalty interest, compound interest and liquidated damages, and relevant expenses; or
3.3 The principal of the payment for bill discounted under the Master Agreement, corresponding interest, penalty interest, compound interest and liquidated damages, and relevant expenses; or
3.4 Expenses accrued to Party A for exercising the right to mortgage (including but without limitation to legal cost, attorney fee, announcement fee, service fee and travel expenses).

Article 4   Custody of the Collateral and Certificate of Ownership of the Collateral and Corresponding Responsibilities

4.1 During the mortgage term, Party B or Party B’s authorized proxy shall keep the collateral in custody, be responsible for repair and maintenance, and be subject to inspection by Party A at any time.
The mortgage term means the period commencing on the date of entry into force of this Agreement and ending on the date of expiration of extinctive prescription of the claims under the Master Agreement.
4.2 During the mortgage term, Party B shall not engage in any act to impair the value of the collateral, otherwise, Party A is entitled to request Party B to stop such act and restore the value of the collateral or provide new collateral acceptable to Party A. Any expenses arising out of restoration of the mortgage or creation of new mortgage shall be borne by Party B.
4.3 During the mortgage term, Party B shall hand over the certificate of ownership of the collateral and other relevant certifications to Party A for custody. Party A shall take good care of the said certificate and certifications. If Party A fails to take good care and causes loss of any of them, Party A shall bear the expenses for applying for a new one.
Article 5   Registration of the Collateral
 5.1 Party B shall, at the time required by Party A, assist Party A in going through the procedures of registration of the collateral at relevant registration authority by this Agreement and relevant data; and
5.2 Party B shall, with the principle of honesty and good faith, initiatively assist Party A in going through the procedures stated in the preceding Paragraph. Where the said procedures are not completed on schedule due to any fault of Party B, Party B shall compensate Party A against all losses therein.
Article 6   Insurance
Party B shall, according to the type of insurance as required by Party A, maintain full   property insurance coverage  for the collateral  withChina Pacific Property Insurance Co., Ltd. Jiangsu Branch with Party A as the irst beneficiary and hand over the policy to Party A. The period of insurance shall be longer than the term of the debts under the Master Agreement. Where the term of the debts under the Master Agreement is prolonged, Party B shall go through relevant procedures to prolong the period of insurance correspondingly. Where the collateral suffers from any loss, Party A has the priority to recover the loan/payment for commercial draft acceptance or bill discounted under the Master Agreement and all relevant expenses from the insurance compensation in advance or deposit the insurance compensation in the account of guarantee money (The number of the account of guarantee money is the number of the account of guarantee money actually opened by Party B in Party A or the number of account automatically created by Party A’s system at the time of depositing, hereinafter the same) or negotiate with Party B to submit the insurance compensation to competent authority so that Party A could recover the loan/payment for commercial draft acceptance or bill discounted under the Master Agreement at their maturity.
  Where Party B fails to cover insurance for the collateral or fails to prolong the insurance period, Party A is entitled to do that as agency of Party B at the expenses of Party B.
Article 7   Limitation on Disposing of the Collateral during the Mortgage Term
7.1 During the mortgage term, without the approval of Party A, Party B shall not sell, exchange, gift or otherwise transfer the collateral under this Agreement. Where Party B has to transfer the collateral with compensation, all of the following conditions must be satisfied:

7.1.1 Party B must obtain the written consent from Party A and inform the transferee of the mortgage, otherwise, the transfer is invalid;
7.1.2 Where Party B transfers the collateral at the price obviously lower than its value, which is not enough to pay off the principal of the debts under the Master Agreement and all relevant expenses, Party A is entitled to request Party B to supplement the difference; where Party B fails to supplement; the mortgage cannot be transferred; and
  7.1.3 The price obtained by Party B from transferring the collateral shall be directly transferred into the designated account of Party A for the purpose of paying off the principal of the debts under the Master Agreement and all relevant expenses on schedule or in advance or shall be deposited in the guarantee money deposit opened by Party B in Party A, and from the date of being deposited, shall be deemed as being occupied by Party A and continuing to be collateral for the debts of Party B (or the Debtor) under the Master Agreement, for which Party B shall have no objection. Besides, Party B shall assist in going through relevant procedures as required by Party A.
   After Party B transfers the total price obtained from transferring the collateral into the designated account of Party A, Party A may assist Party B in going through the procedures of cancelling the registration of the collateral and shall return the certificate of ownership of the collateral to Party B.
7.2 Without obtaining the written consent from Party A, Party B shall not displace, lease, remortgage or dispose of by any other improper means the collateral under this Agreement.
Article 8   Bearing of Expenses
Party B shall bear the expenses in connection with insurance, notarization, registration, transportation and custody under this Agreement.
Article 9   Alteration or Dissolution of This Agreement
After this Agreement enters into effect, without obtaining consent from the other party, no party shall alter or dissolute this Agreement, however, both parties may conclude a written agreement to alter or dissolute this Agreement. This Agreement shall remain valid until the said written agreement is concluded.
Article 10 During the term of validity of this Agreement, where Party B is divided or amalgamated, the existing corporation(s) or the newly created corporation(s) shall bear or separately bear the obligations under this Agreement; where Party B is declared dissolution or bankruptcy, Party A is entitled to dispose of the collateral in advance.
Article 11 Where any of the following circumstances occurs, Party A may dispose of the collateral in accordance with law:
11.1 Party B (or the Debtor) breaches of the Master Agreement;
11.2 Party B or any other mortgagor/pledger/guarantor breaches of the Master Agreement; or Party B fails to fulfill any of its obligations under this Agreement;
11.3 Party B provides guarantee for the loan/commercial draft acceptance/bill discounted under the Master Agreement with movable property, however, during the mortgage term, the market value of the collateral falls below —% of the principal of the loan/payment for commercial draft acceptance or bill discounted under the Master Agreement;
11.4 Party B is natural person and has no inheritor or devisee when he/she dies;
11.5 Party B is natural person and his/her inheritor or devisee gives up inheritance or devise and refuses to repay the principal and interest.

11.6 Party B is a corporation or any other organization and closes business, or is revoked or cancelled business license, or applies for or is applied for bankruptcy or dissolution; or

11.7 Any other circumstance endangering the realization of Party A’s claims under the Master Agreement.
Article 12 Where Party B provides guarantee for the loan/commercial draft acceptance/bill discounted under the Master Agreement with movable property, and during the mortgage term, the market value of the collateral falls below —% of the principal of the loan/payment for commercial draft acceptance or bill discounted under the Master Agreement, Party B shall, as required by Party A, provide guarantee money, or increase/substitute with new collateral/pledge to make up the difference.
Article 13 Liabilities for Breach of This Agreement
13.1 In case that Party B, in violation of Article 4 of this Agreement, fails to repair or take good care of the collateral, leading to the depreciation of the collateral, or in case that any act of Party B directly endangers and depreciates the collateral, Party A is entitled to request Party B to immediately stop the infringing act, provide other collateral(s) acceptable to Party A, and dispose of the collateral in advance;
13.2 In case that Party B, in violation of Article 7 of this Agreement, disposes of the collateral without obtaining consent from Party A, such act of disposition is invalid, and Party A is entitled to request Party B to immediately stop the infringing act, provide other collateral(s) acceptable to Party A, and dispose of the collateral in advance;
13.3 In case that Party B conceals any of the facts that the collateral is co-owned, is in dispute, has been sealed up, detained or leased, or is under any other the right to mortgage or more preferential right than the right to mortgage (including but without limitation to priority of payment for construction) or that Party A enjoys no ownership of the collateral or has no right to dispose of the collateral, Party A is entitled to request Party B to provide other collateral(s)/pledges acceptable to Party A;
13.4 Where any of the circumstances stated in Articles 13.1, 13.2 and 13.3 occurs and Party B fails to provide new guarantee as required by Party A, Party B shall pay to Party A ——% of the principal of the loan/payment for commercial draft acceptance or bill discounted under the Master Agreement as liquidated damages and shall also compensate all economic losses of Party A (if any).

Article 14   Independence of This Agreement

This Agreement is independent and unconditional and its effect is not affected by the Master Agreement or any agreement or document signed between and by Party B and any unit or Party B’s fraud, recombination, wind-up, dissolution, liquidation or bankruptcy. Even if there is any other mortgage guarantee or any pledge guarantee or any guarantor for Party A’s claims and Party A waives the sequence of the other mortgage guarantee or waives, alters or dissolves the other mortgage guarantee or the pledge guarantee or alters or dissolves the guarantee responsibility of the guarantor or Party A selects to request Party B to bear the mortgage guarantee responsibility first, Party B shall still bear the mortgage guarantee responsibility against Party A according to this Mortgage Agreement.

Where Party A, according to the Master Agreement, stops granting the remaining part of the loan or stops transacting discount or acceptance, or recovers the loan granted or payment for bill discounted in advance, Party B’s guarantee responsibility under this Agreement shall not be affected.

Article 15 Where Party B (or the Debtor) fails to pay off the principal and interest of the debts and all relevant expenses at the date of maturity of the debts under the Master Agreement and Party A claims the right to mortgage and the collateral is thus sealed up or detained by the people’s court in accordance with the law, Party A is entitled to obtain all the natural fruits and legal fruits (to the extent permitted by law) of the collateral as of the date of sealing up or detaining.
Article 16   Realization of the Right to Mortgage
16.1 Where one or more of the circumstances stated in Article 11, Article 13.1 and Article 13.2 of this Agreement occurs, Party A may realize the right to mortgage by any of the following means:
16.1.1 Party A and Party B reach an agreement to convert the collateral into money directly or auction or sell of the collateral; where both parties fail to reach an agreement within fifteen days as of the date when the said one or more circumstances occurs, Party A is entitled to request the people’s court to auction or sell off the collateral;
16.1.2 Disposing of the collateral according to legal procedures as well as the method of settlement of dispute stipulated in the Master Agreement; or
16.1.3 Where both parties have gone through the procedures of notarization for this Agreement which effects the compulsory enforcement, Party A may directly apply to the governing people’s court for compulsory enforcement.
16.2 Party A has the right to receive priority repayment from the money obtained from disposing of the collateral by any of the above means. Where the money is more than the principal and interest of the debts and all other expenses under the Master Agreement, the balance is vested in Party B; where the money is less than the principal and interest of the debts and all other expenses under the Master Agreement, Party A is entitled to claim the difference against Party B otherwise.

Article 17   Extinguishment of the Right to Mortgage
Where, at or prior to the date of maturity of the debts under the Master Agreement, the loan/principal and interest of payment for bill discounted and relevant expenses provided by Party A to Party B (or the Debtor) under the Master Agreement are paid off, or the payment for commercial draft acceptance provided by Party A under the Master Agreement is mature and paid off, the right to mortgage extinguishes. Party A shall return the certificate of ownership of the collateral and insurance policy to Party B. Party A may, as required by Party B, assist Party B in going through the procedures of cancelling the registration of the collateral.

Article 18   Governing Law and Dispute Resolution

18.1 The conclusion and interpretation of this Agreement and settlement of any dispute in connection with this Agreement shall be governed by the law of the People’s Republic of China.
18.2 Where any dispute arises out of the performance of this Agreement, both parties shall try to settle through amicable negotiation or mediation; where they fail to settle through amicable negotiation or mediation, both parties agree to settle according to the stipulation of the Master Agreement concerning settlement of dispute.

Article 19   Notice
Each party shall send all notices in connection with this Agreement to the other party in writing.
Where a special person delivers the notice, the notice shall be deemed as service at the time of receipt by the recipient (where the recipient refuses to receive, the date of refusal shall be deemed as the date of service); where the notice is delivered by post, seven days after delivery shall be deemed as the date of service; where the notice is delivered by fax, the time of receiving the fax by the fax system of the recipient shall be deemed as the time of service.

Party A’s address: No 1 Hanzhong Road, Nanjing, Jiangsu, China
Party B’s address: Ever-Glory Commercial Center, No 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu, China 211102
Where either party alters its address, it shall notify the other party in time, otherwise, it shall bear all possible losses.

Article 20   Defintion
Unless otherwise explicitly stated, the definitions in this Agreement shall have the same meaning as those in the Master Agreement.

Article 21 Effectiveness of This Agreement
This Agreement shall enter into effect as of the date when legal representatives (principals) or authorized proxies of both parties sign/seal and affix official seal/special seal for contract to this Agreement (if Party B is natural person, then as of the date when Party A’s signatory signs/seals and affixes official seal/special seal for contract to this Agreement and Party B signs this Agreement) and shall cease to be in force as of the date when the principal and interest of the debts and all relevant expenses under the Master Agreement are paid off.

Article 22   Miscellaneous

21.1	reserved
21.2	reserved
21.3	reserved

Article 23   Supplementary Provisions
This Agreement is in triplicate, each with the same legal effect. Party A,, Party B and the Nanjing Municipal Bureau of Land Resources and Housing Management   shall each hold one copy.

(no text below)

(This page is preserved for signature.)

Party A: Special Seal for Contract of China Merchants Bank Nanjing Branch (seal)

Responsible Person  or Authorized Representative: /s/Cui Guoqing (seal)

If the mortgagor is a corporation or any other organization,
Party B:                          (seal)
Legal representative/principal or authorized proxy (signature or seal):

If the mortgagor is a natural person,
Party B (signature):/s/ Kang Yihua

Dated: Nov. 19, 2008